Exhibit 99.2


                          INDEPENDENT AUDITORS' REPORT

General and Limited Partners
Muzak Limited Partnership

   We have audited the accompanying consolidated balance sheets of Muzak Limited Partnership and subsidiaries (the Partnership) as of December 31, 1997 and 1998, and the related consolidated statements of operations, partners' deficit, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Muzak Limited Partnership and subsidiaries as of December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP

February 5, 1999
Seattle, Washington

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                   CONSOLIDATED BALANCE SHEETS (in thousands)

                           December 31, 1997 and 1998

                                                              1997      1998
                                                            --------  --------
Assets
Current Assets:
  Cash and cash equivalents................................ $  8,524  $  2,971
  Accounts receivable, net of allowance for doubtful ac-
   counts of $501, and $1,004..............................   16,790    21,130
  Inventories..............................................    3,850     5,790
  Prepaid expenses.........................................    1,400     1,650
  Other receivables........................................      688     1,455
  Other....................................................      428       535
                                                            --------  --------
    Total current assets                                      31,680    33,531
Property and equipment, net................................   39,659    46,070
Deferred costs and intangible assets, net..................   31,694    42,527
Other......................................................    1,362     1,003
                                                            --------  --------
Total...................................................... $104,395  $123,131
                                                            ========  ========
Liabilities and partners' deficit
Current liabilities:
  Credit facility.......................................... $    --   $ 12,041
  Accounts payable.........................................    8,435    13,118
  Advance billings.........................................    5,216     5,492
  Accrued interest.........................................    2,500     2,608
  Accrued expenses.........................................    2,556     3,795
  Current portion of long-term obligations.................      469     3,582
                                                            --------  --------
    Total current liabilities..............................   19,176    40,636
Long-term obligations, net of current portion..............  100,575   102,790
Unearned installation income...............................    4,249     4,770
Commitments and contingencies (note 9)                           --        --
Redeemable preferred interests.............................    6,490    10,524
Partners' deficit:
  Limited partners' deficit (preference in liquidation of
   $8,841 and $9,591)......................................   (3,597)   (4,427)
  General partners' deficit................................  (22,498)  (31,162)
                                                            --------  --------
    Total partners' deficit................................  (26,095)  (35,589)
                                                            --------  --------
    Total.................................................. $104,395  $123,131
                                                            ========  ========

                See notes to consolidated financial statements.

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands)

                 Years Ended December 31, 1996, 1997, and 1998

                                                   1996      1997      1998
                                                   ----      ----      ----
Revenues:
  Music and other business services............. $ 54,585  $ 59,351  $ 65,956
  Equipment and related services................   32,226    31,853    33,792
                                                 --------  --------  --------
    Total revenues..............................   86,811    91,204    99,748
Cost of revenues:
  Music and other business services.............   15,263    18,502    19,820
  Equipment and related services................   21,763    22,207    22,689
                                                 --------  --------  --------
    Total cost of revenues......................   37,026    40,709    42,509
                                                 --------  --------  --------
    Gross profit................................   49,785    50,495    57,239
Selling, general and administrative expenses....   31,599    33,262    34,319
Noncash incentive compensation..................       60       202     2,217
Depreciation....................................   10,625    10,652     9,734
Amortization....................................    9,594    10,016    11,829
                                                 --------  --------  --------
    Operating loss..............................   (2,093)   (3,637)     (860)
Interest expense................................   (8,112)  (10,775)  (11,248)
Interest income.................................      438     1,017       256
Equity in losses of joint venture...............     (225)     (755)      (45)
Other, net......................................     (209)      715       (92)
                                                 --------  --------  --------
    Net loss before extraordinary items.........  (10,201)  (13,435)  (11,989)
Extraordinary loss on write-off of deferred fi-
 nancing
 fees and debt discount.........................   (3,713)      --        --
Extraordinary gain on retirement of redeemable
 preferred partnership interests................    3,091       --        --
                                                 --------  --------  --------
Net loss........................................  (10,823)  (13,435)  (11,989)
Redeemable preferred return.....................     (916)     (400)     (619)
                                                 --------  --------  --------
Net loss attributable to general and limited
 partners....................................... $(11,739) $(13,835) $(12,608)
                                                 ========  ========  ========


                 See notes to consolidated financial statements

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF PARTNERS' DEFICIT (in thousands)

                 Years Ended December 31, 1996, 1997, and 1998

                         General partners' interest      Class A             Class B
                         --------------------------      Limited  Class A    Limited
                            Number                      partners' put/call  partners'
                           of units        Amount       interests options   interests
                         -------------- --------------  --------- --------  ---------
Balance, January 1,
 1996...................        9,101   $       (4,264)  $(1,021) $   137    $  (776)
  Net loss .............          --            (6,973)   (1,288)  (1,172)    (1,390)
  Payment of foreign
   income taxes.........          --               (54)      (11)      (9)       (10)
  Preferred return on
   redeemable preferred
   partnership
   interests............          --              (591)     (109)     (99)      (117)
  Preferred return on
   preferred limited
   partners' interests..          --              (407)      (75)     (69)       (81)
  Principal payments on
   subscriptions
   receivable...........          --               --        --       --         --
  Capital contribution
   from noncash
   incentive
   compensation.........          --               --        --       --         --
  Contribution by
   partner..............          --               --        --       --         105
                          -----------   --------------   -------  -------    -------
Balance, December 31,
 1996...................        9,101          (12,289)   (2,504)  (1,212)    (2,269)
  Net loss..............          --            (8,730)   (1,593)  (1,527)    (1,585)
  Payment of foreign
   income taxes.........          --               (50)     (10)       (8)        (8)
  Preferred return on
   redeemable preferred
   partnership
   interests............          --              (257)      (49)     (48)       (46)
  Preferred return on
   preferred limited
   partners' interests..          --              (367)      (72)     (88)       (85)
  Principal payments on
   subscriptions
   receivable...........          --               --        --       --         --
  Capital contribution
   from noncash
   incentive
   compensation.........          --               --        --       --         --
  Contribution by
   partner..............          --               --        --       --       2,072
  Withdrawal by
   partner..............           (7)            (805)      --       --      (2,032)
                          -----------   --------------   -------  -------    -------

Balance, December 31,
 1997...................        9,094          (22,498)   (4,228)  (2,883)    (3,953)
  Net loss..............          --            (7,730)   (1,620)  (1,300)    (1,339)
  Payment of foreign
   income taxes.........          --               (40)     (10)       (6)       (6)
  Preferred return on
   redeemable preferred
   partnership
   interests............          --              (298)      (60)     (48)       (48)
  Preferred return on
   interest in EAIC
   Corp. ...............          --              (107)      (24)     (17)       (17)
  Preferred return on
   preferred limited
   partners' interests..          --              (483)     (101)     (83)       (83)
  Principal payments on
   subscriptions
   receivable...........          --               --        --       --         --
  Capital contribution
   from noncash
   incentive
   compensation.........          --               --        --       --         --
  Contribution by
   partner..............          --               --        895      --         244
  Withdrawal by
   partner..............          --               --        --       --        (215)
                          -----------   --------------   -------  -------    -------
Balance, December 31,
 1998...................        9,094         $(31,156)  $(5,148) $(4,337)   $(5,417)
                          ===========   ==============   =======  =======    =======




                See notes to consolidated financial statements.

   Class B                               Total limited
   limited     Preferred              partners' interests     Total partners' interests
  partners'     limited    Classs B   ----------------------  ---------------------------
subscriptions  partners' partnership    Number                   Number
 receivable    interests unit options  of units    Amount       of units       Amount
-------------  --------- ------------ ----------  ----------  ------------- -------------
$ (374)         $7,671      $  --          8,989  $    5,637        18,090  $       1,373
    --             --          --            --       (3,850)          --         (10,823)
    --             --          --            --          (30)          --             (84)
    --             --          --            --         (325)          --            (916)
    --             632         --            --          407           --             --
    207            --          --            --          207           --             207
    --             --           60           --           60           --              60
    --             --          --             60         105            60            105
-------         ------      ------     ---------  ----------   -----------  -------------

  (167)          8,303          60         9,049       2,211        18,150        (10,078)
    --             --          --            --       (4,705)          --         (13,435)
    --             --          --            --          (26)          --             (76)
    --             --          --            --         (143)          --            (400)
    --             612         --            --          367           --             --
    132            --          --            --          132           --             132
    --             --          202           --          202           --             202
(1,601)            --          --            889         471           889            471
    --             (74)        --         (1,250)     (2,106)       (1,257)        (2,911)
-------         ------      ------     ---------  ----------   -----------  -------------

(1,636)          8,841         262         8,688      (3,597)       17,782        (26,095)
    --             --          --            --       (4,259)          --         (11,989)
    --             --          --            --          (22)          --             (62)
    --             --          --            --         (156)          --            (454)
    --             --          --            --          (58)          --            (165)
    --             750         --            --          483           --             --
     35            --          --            --           35           --              35
    --             --        2,217           --        2,217           --           2,217
    --             --          --            375       1,139           375          1,139
    --             --          --           (100)       (215)         (100)          (215)
-------         ------      ------     ---------  ----------   -----------  -------------
      $
(1,601)         $9,591      $2,479         8,963  $   (4,433)       18,057  $     (35,589)
=======         ======      ======     =========  ==========   ===========  =============

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

                 Years Ended December 31, 1996, 1997, and 1998

                                                     1996      1997      1998
                                                   --------  --------  --------
Operating activities:
 Net loss........................................  $(10,823) $(13,435) $(11,989)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
   Provision for doubtful accounts...............       472       620       503
   Depreciation..................................    10,625    10,652     9,734
   Amortization, net of deferred financing
    costs........................................     9,594    10,016    11,829
   Deferred financing cost amortization..........     1,042       653       633
   Equity in losses of joint venture.............       225       755        45
   Noncash incentive compensation................        60       202     2,217
   Extraordinary loss on write-off of deferred
    financing fees and debt discount.............     3,713       --        --
   Extraordinary gain on retirement of redeemable
    preferred partnership interests..............    (3,091)      --        --
   Gain on sale of territory.....................       --       (757)      --
   Loss on write-off of equity offering costs....     1,353       --        --
   Loss on write-off of inventories..............       --        530       --
   Cash provided (used) by changes in operating
    assets and liabilities, net of
    effects of acquisitions:
     Accounts receivable.........................      (555)   (2,498)   (4,664)
     Inventories.................................      (461)     (658)   (1,784)
     Prepaid expenses and other current assets...       130      (558)     (357)
     Other receivables...........................      (137)     (694)      688
     Accounts payable............................     1,863      (246)    4,683
     Accrued interest............................       834       --        108
     Accrued expenses............................     1,188       214     1,239
     Advance billings............................       155       528       276
     Unearned installation income................       850       613       521
     Other, net..................................       517       697       364
                                                   --------  --------  --------
      Net cash provided by operating activities..    17,554     6,634    14,046
Investing activities:
 Additions to property and equipment.............   (10,913)  (12,639)  (12,850)
 Additions to deferred costs and intangible as-
  sets...........................................    (5,424)   (6,933)   (8,576)
 Acquisitions of businesses and ventures.........       --     (2,836)  (14,180)
 Disposition of businesses and ventures..........       --      1,588     1,081
 Other, net......................................      (291)        6       --
                                                   --------  --------  --------
      Net cash used by investing activities......   (16,628)  (20,814)  (34,525)
Financing activities:
 Borrowings from credit facility.................       --        --     19,591
 Payments on credit facility.....................    (9,300)      --     (7,550)
 Proceeds from issuance of senior notes..........   100,000       --        --
 Proceeds from long-term obligations.............       --        --        248
 Principal payments on long-term obligations.....   (53,612)      (92)      (26)
 Payment of financing fees.......................    (5,802)      --        --
 Principal payments under capital leases.........      (414)     (505)     (754)
 Retirement of redeemable preferred partnership
  interests......................................    (7,456)      --        --
 Contributions by partners.......................       312       603       279
 Withdrawals by partners.........................       --     (2,911)     (215)
 Proceeds from sale of subsidiary stock..........       --        --      3,415
 Other, net......................................       (83)      (77)      (62)
                                                   --------  --------  --------
      Net cash provided (used) by financing ac-
       tivities..................................    23,645    (2,982)   14,926
                                                   --------  --------  --------
Net increase (decrease) in cash and cash equiva-
 lents...........................................    24,571   (17,162)   (5,553)
Cash and cash equivalents:
 Beginning of year...............................     1,115    25,686     8,524
                                                   --------  --------  --------
 End of year.....................................  $ 25,686  $  8,524  $  2,971
                                                   ========  ========  ========

                 See notes to consolidated financial statements

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1996, 1997 and 1998

NOTE 1: THE PARTNERSHIP AND ITS BUSINESS

   Muzak Limited Partnership and subsidiaries (the Partnership) provides business music services and produces, markets and sells video and audio marketing services through a network of domestic and international independent affiliates and owned operations. The independent affiliates are charged a fee based on their revenues, in addition to other fees, in exchange for broadcast music, marketing, technical and administrative support. The Partnership and its franchisees also sell, install and maintain electronic equipment related to the Partnership's business.

   The Partnership's music services are primarily sold for use in public areas, such as retail and restaurant establishments, and work areas, such as business offices and manufacturing facilities. Services are distributed through direct broadcast satellite transmission, local broadcast transmission and pre-recorded tapes played on the customers' premises.

   The Partnership is subject to certain business risks, which could affect future operations and financial performance. These risks include rapid technological change, competitive pricing, concentrations in and dependence on satellite delivery capabilities, and development of new services.

   Principles of consolidation: The accompanying consolidated financial statements of the Partnership include the accounts of the Partnership, its wholly owned subsidiaries, Muzak Capital Corporation and Enso Audio Imaging Corporation (EAIC Corp.) (Note 10). In addition, the Partnership transferred net assets of $869,797 consisting of purchased music to a newly formed wholly owned subsidiary, MLP Environmental Music, LLC on December 30, 1998. All significant inter-company accounts and transactions have been eliminated in consolidation.

   Public offering: In August 1996, the general and limited partners filed a registration statement for the underwritten public offering of 10% senior notes (the Offering). The Offering closed on October 2, 1996. A portion of the net proceeds from the Offering was used to repay certain bank debt and other indebtedness and to repurchase the Partnership's Class C redeemable preferred partnership interest. The remainder of the net proceeds were used for certain strategic investments and other general corporate purposes.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Cash and cash equivalents: The Partnership considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents at December 31, 1997, included commercial paper investments of approximately $4,900,000. There were no commercial paper investments at December 31, 1998. The balance of cash and cash equivalents at December 31, 1997 and 1998, is held at various institutions throughout the United States.

   Inventories: Inventories consist primarily of electronic equipment and are recorded at the lower of cost (first-in, first-out) or market.

   Property and equipment: Property and equipment consist primarily of equipment provided to subscribers, and machinery and equipment and are recorded at cost. Major improvements are capitalized to the property accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed.

   Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the related assets, ranging from five to 40 years. Assets acquired under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the term of the related leases.

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998


   Deferred costs and intangible assets: Income-producing contracts, acquired through acquisition, are being charged to amortization expense using an accelerated method over their expected benefit period of eight years. Deferred financing costs are charged to interest expense using the effective interest method over the term of the related agreements. Other deferred costs and intangible assets are recorded at cost and are being charged to amortization expense over their estimated useful lives or the period of their expected benefit, ranging from five to ten years.

   Impairment of long-lived assets: The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may indicate that the carrying amount is not recoverable. To date, no impairment has been indicated. Should there be impairment in the future, the Partnership will measure the impairment based on the discounted expected future cash flows from the impaired assets.

   Revenue recognition: Revenues are recognized in the month that the related services are provided. Fees from independent affiliates are recognized as music revenues in the month that the independent affiliate generates its revenues. Equipment sales and related services revenues are recorded in the period that the installation is completed.

   Advance billings: The Partnership bills certain customers in advance for contracted music and other business services. Amounts billed in advance of the service period are deferred when billed and recognized as revenue in the period earned.

   Unearned installation income: The Partnership defers recognition of income from the installation of equipment provided to subscribers and recognizes these amounts as revenue on a straight-line basis over the average subscriber service period.

   Income taxes: The income tax effects of all earnings or losses of the Partnership are passed directly to the partners. Payment of foreign income taxes is reflected as a reduction to the partners' capital accounts. Thus, no provision or benefit for federal, state, local or foreign income taxes are required.

   Partnership unit options: The Partnership accounts for its partnership unit options in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of Accounting Principles Board Opinion
(APB) No. 25, Accounting for Stock Issued to Employees, and provide pro forma net income, and pro forma earnings per share disclosures for employee stock option grants made in 1995 and beyond as if the fair value-based method defined in SFAS No. 123 had been applied. The Partnership has elected to continue to apply the provisions of APB No. 25, which recognizes compensation expense based on the intrinsic value of the equity instrument when awarded, and provide the pro forma disclosure provisions of SFAS No. 123.

   Fair value of financial instruments: The carrying amounts of cash and cash equivalents and the revolving credit facility approximate fair value because of the short maturity of these instruments. The fair value of the senior notes at December 31, 1997 and 1998, approximates $105,000,000 and $104,000,000, respectively. The carrying amount of the notes receivable and long-term obligations other than the senior notes approximates the fair value, as the rates are either comparable to or based on the current prime rate.

   European joint venture: During 1998 the Partnership sold its interest in a joint venture providing business music services in Europe (Muzak Europe) in exchange for a note receivable of approximately

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998

$800,000, which is due in full April 2005, and a royalty based on recurring billings beginning April 2000. No gain or loss was recorded on this transaction. The joint venture was accounted for using the equity method, as the Partnership owned 50% of that venture but did not have a controlling interest. Equity in losses of joint venture in the Partnership's consolidated statements of operations includes the Partnership's share of net losses. As of December 31, 1997, the joint venture had total assets of $7,307,000 and total liabilities of $5,509,000. As of December 31, 1997, the carrying value on the Partnership's books was $1,100,000 and was included in other long-term assets.

   The Partnership used the foreign country's local currency as the functional currency for its overseas operations. The translation gains and losses resulting from the remeasurement of the foreign operations' financial statements are insignificant.

   Comprehensive loss: The Partnership has adopted SFAS No. 130, Reporting Comprehensive Income, which requires comprehensive income and its components to be reported in the financial statements in the period in which they are recognized. The Partnership has no other significant components of comprehensive income.

   New accounting pronouncements: SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998 and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This standard requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Partnership is still in the process of evaluating the impact of this standard on their financial statements and anticipates adopting the standard in the year ending December 31, 2000.

   In March 1998, the Accounting Standards Executive Committee of the AICPA issued Statement of Position 98-1 (SOP 98-1), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, which requires that certain software costs be capitalized and amortized over the period of use. The SOP is effective for financial statements for the fiscal years beginning after December 15, 1998. The Partnership will adopt SOP 98-1 for the year ending December 31, 1999. This statement is not expected to have a material effect on the financial statements.

   In April 1998, the Accounting Standards Executive Committee of the AICPA issued SOP 98-5, Reporting on the Costs of Start-up Activities, which requires costs of start-up activities and organization costs to be expensed as incurred. This SOP is effective for financial statements for fiscal years beginning after December 15, 1998. The Partnership will adopt SOP 98-5 for the year ending December 31, 1999. This statement is not expected to have a material effect on the financial statements; however, organization costs of approximately $272,000 will be written off.

   Use of estimates in preparation of financial statements: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Reclassifications: Certain amounts from the 1996 and 1997 financial statements were reclassified in order to be consistent with the 1998 presentation.

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998


NOTE 3: Business Acquisitions and Sales

   In 1997, the Partnership sold its Spokane territory subscriber accounts and granted the Spokane franchise to an existing independent affiliate of the Partnership for $1,400,000. This transaction resulted in a gain of $800,000 to the Partnership, which is included in other income in the consolidated statement of operations, for the year ended December 31, 1997.

   In 1997, the Partnership acquired substantially all of the assets of four business music providers for approximately $4,100,000. The acquisitions were financed with cash remaining from the Offering.

   In 1998, the Partnership acquired, through separate transactions, substantially all of the net assets of twelve business music providers for a total purchase price of approximately $20,200,000, of which approximately $6,500,000 was paid for in cash, approximately $12,800,000 in debt incurred, and approximately $895,000 in exchange for equity instruments at a unit price of $3.25. Of the total purchase price, the portion related to certain assets of Music Technologies Incorporated (MTI) was approximately $10,000,000.

   As part of the acquisition of MTI, the Partnership entered into an agreement in principle with an independent affiliate to sell a portion of the income producing contracts obtained in the MTI acquisition. This asset of $1,455,000 has been recorded as other receivables as of December 31, 1998. In addition, during 1998, the Partnership sold, through separate transactions, income producing contracts to several independent affiliates for approximately $1,081,000 in cash. No gain or loss was recognized on these sales.

   For financial statement purposes, the acquisitions were accounted for as purchases with the purchase prices allocated to the individual assets based on the fair market values at the date of acquisition. Results of operations from the acquired businesses are also included in the consolidated statement of operations from the date of each respective acquisition.

   The following unaudited pro forma consolidated results of operations have been prepared as if the acquisitions made during 1998 had occurred as of the beginning of 1997 and 1998, (in thousands):

                                                             1997      1998
                                                           --------  --------
      Pro forma amounts for the years ended December 31:
        Total revenues.................................... $ 98,586  $103,841
                                                           ========  ========
        Net loss from continuing operations............... $(12,619) $(11,381)
                                                           ========  ========

   The pro forma results above do not purport to be indicative of results that would have occurred had the acquisitions been in effect for the period presented, nor do they purport to be indicative of the results that will be obtained in the future.

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998


NOTE 4: PROPERTY AND EQUIPMENT

   Property and equipment at December 31 consist of the following (in thousands):

                                                               1997      1998
                                                             --------  --------
      Equipment provided to subscribers..................... $ 57,393  $ 67,548
      Machinery and equipment...............................   13,129    16,802
      Vehicles..............................................    3,337     4,034
      Furniture and fixtures................................    2,546     2,710
      Land and buildings....................................      858       858
      Leasehold improvements................................      865       992
                                                             --------  --------
        Total property and equipment........................   78,128    92,944
      Less accumulated depreciation and amortization........  (38,469)  (46,874)
                                                             --------  --------
                                                             $ 39,659  $ 46,070
                                                             ========  ========

NOTE 5: DEFERRED COSTS AND INTANGIBLE ASSETS

   Deferred costs and intangible assets at December 31 consist of the following (in thousands):

                                                              1997     1998
                                                            --------  -------
      Income producing contracts........................... $ 42,152  $54,161
      Deferred subscriber acquisition costs................   14,593   17,863
      Master recording rights and deferred production
       costs...............................................   12,125   15,669
      Organization costs...................................    4,501    4,635
      Deferred financing costs.............................    4,341    4,391
      Noncompete agreements................................      860    3,814
      Goodwill.............................................      467    1,018
      Trademarks...........................................      344      787
                                                            --------  -------
        Total deferred costs and intangible assets.........   79,383  102,338
      Less accumulated amortization........................  (47,689) (59,811)
                                                            --------  -------
                                                            $ 31,694  $42,527
                                                            ========  =======

NOTE 6: CREDIT FACILITY

   In March 1998, the Partnership obtained a credit facility for working capital purposes with an initial availability of $3,000,000, increasing to $5,000,000 upon the attainment of certain cash flow related targets. In July 1998, the Partnership met the cash flow targets required to increase the available cash to $5,000,000. The credit facility was secured by inventories and accounts receivable of the Partnership. The outstanding balance on the credit facility was paid in full and the facility was cancelled on December 31, 1998.

   A new revolving credit facility was obtained by the Partnership in December 1998. The amount available under the facility is $20,000,000. Amounts outstanding under the facility bear a variable rate of interest, to be paid quarterly, based on the lender's prime rate plus 1.25%. The terms of the credit facility require the Partnership to maintain certain performance standards and covenants include a limit on the Partnership's capital spending and acquisitions of other businesses, as well as the Partnership's ability to incur additional debt and make distributions to partners. The credit facility is secured by accounts receivable, inventories, and other assets, including proceeds of certain insurance policies.

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998

As of December 31, 1998, the Partnership had approximately $12,000,000 outstanding under this credit facility. The interest rate at December 31, 1998, was 9%. To provide collateral for a portion of the advances under the credit facility, certain limited partners set forth a letter of credit in the amount of $4,211,000. The Partnership has pledged to reimburse the limited partners for related costs and fees. For the year ended December 31, 1998, no amounts were reimbursed by the Partnership.

   In September 1998, the Partnership's wholly owned subsidiary, EAIC Corp., obtained a credit facility. The amount available under this facility is $750,000 and is to be used for equipment purchases. Amounts outstanding under the facility bear a variable rate of interest to be paid at a rate equal to the lender's prime rate plus 1% per annum. The unpaid principal balance shall be repaid in 24 equal monthly installments of principal, plus interest, commencing on October 1, 1999. As of December 31, 1998, EAIC Corp. had approximately $276,000 outstanding under this credit facility. The interest rate at December 31, 1998, was 8.75%.

   Total cash paid for interest on the credit facilities was approximately $366,000 for the year ended December 31, 1998. There were no credit facilities in 1996 or 1997.


NOTE 7: LONG-TERM OBLIGATIONS

   Long-term obligations at December 31 consist of the following (in thousands):

                                                              1997       1998
                                                            ---------  --------
      Senior notes......................................... $ 100,000  $100,000
      Notes payable........................................        --     2,550
      Capital lease obligations............................       969     1,338
      Other................................................        75     2,484
                                                            ---------  --------
        Total long-term obligations........................   101,044   106,372
      Less current portion.................................      (469)   (3,582)
                                                            ---------  --------
                                                            $ 100,575  $102,790
                                                            =========  ========

   Senior notes: The senior notes were issued as part of the Offering discussed in Note 1. These unsecured notes bear interest at 10% and are due on October 1, 2003. The notes require the maintenance of certain covenants including restricting the Partnership's ability to incur additional debt, as well as limiting the Partnership's ability to make certain investments and distributions to partners. The Partnership has the option to redeem up to 35% of the senior notes during the first three years after the Offering with the proceeds from an equity offering, at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest. The entire balance of the senior notes is redeemable at the option of the Partnership, in whole or in part, beginning October 1, 2000. The redemption price is 105% of par value through October 1, 2001, 102.5% through October 1, 2002, and 100% thereafter, through maturity.

   Notes payable: As part of the acquisition of MTI discussed in Note 3, the Partnership entered into a note payable of approximately $2,550,000. The note bears an interest rate of 14% per annum, with principal and interest payments of $500,000 due monthly through March 31, 1999, and the balance due April 30, 1999. The Partnership has the option to extend the due date for additional fees. The Partnership also agreed to make a deferred purchase price payment, interest free, which is subject to adjustment. Due to the contingent nature of this consideration and significant uncertainties related to the ultimate amount to be paid, the Partnership has not recorded any obligation as of December 31, 1998.

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998

   Capital leases: Assets acquired under capital leases were $579,000, $635,000 and $1,123,000 for the years ended December 31, 1996, 1997, and 1998, respectively. Total assets recorded under capital leases were $3,337,000 and $4,316,000 with accumulated amortization of $1,944,000 and $1,938,000 as of December 31, 1997 and 1998, respectively.

   Other long-term obligations: Pursuant to an acquisition, the Partnership paid $510,000 in exchange for a non-compete agreement and agreed to pay seven additional annual installments of $510,000. The Partnership has recorded this liability of $2,187,000, using a discount rate of 14%.

   Interest rates and payments: The senior notes require semi-annual interest payments of 10%. The capital lease obligations require monthly payments of interest at a weighted average interest rate of approximately 8%. Total cash paid for interest on the long-term obligations was approximately $5,954,000, $10,087,000, and $10,136,000 for the years ended December 31, 1996, 1997, and
1998, respectively.

   Financing and other costs paid to related parties: During 1996, the credit agreement with Union Bank of Switzerland (Agent Bank) and the subordinated note were paid with part of the proceeds from the Offering discussed in Note 1. The Agent Bank was an affiliate of a Class A limited partner. In addition, the subordinated noteholder held the put/call units. During the year ended December 31, 1996, the Partnership incurred interest expense related to these credit facilities of $5,489,000. The Partnership paid board fees and expenses to the general partner and other related parties of $162,500, $287,700, and $102,000 in 1996, 1997, and 1998, respectively. In addition, $277,000 of board fees is accrued as of December 31, 1998.

   Future maturities: Total future maturities of long-term obligations, including capital leases, for the five years following December 31, 1998, are approximately $4,932,000 in 1999, $773,000 in 2000, $653,000 in 2001, $581,000
in 2002, $100,383,000 in 2003, and $603,000 thereafter.

NOTE 8: BENEFIT PLANS

   Defined contribution plan: The Partnership maintains a defined contribution savings and retirement plan (Benefit Plan) that covers substantially all of the Partnership's employees. Under the savings portion of the Benefit Plan, eligible employees may contribute from 1% to 14% of their compensation per year, subject to certain tax law restrictions. The Partnership has the option to make a matching contribution of up to a maximum of 100% of the first 3% and 50% of the next 3%, up to 6% of the total base salary contributed by the employee each year. Participants are immediately vested in their contributions as well as the Partnership's contributions under the savings portion of the Benefit Plan. For the savings portion of the Benefit Plan, the Partnership recorded contribution expense of $408,000, $694,000, and $609,000 for the years ended December 31, 1996, 1997, and 1998, respectively.

   Contributions under the retirement portion of the Benefit Plan are determined annually by the Partnership at its discretion for up to 3% of the eligible employee's compensation. The employees vest in the retirement portion of the Benefit Plan ratably over five years, but become fully vested in the event of death, disability or the attainment of the age of 65. No contribution amounts were recorded for the years ended December 31, 1996, 1997, and 1998.

   Multi-employer defined contribution plans: The Partnership participates in multi-employer defined contribution benefit plans that provide benefits to employees covered by certain labor union contracts. The amount of expense related to contributions to these plans was approximately $136,000, $138,000 and $146,000 for the years ended December 31, 1996, 1997, and 1998, respectively. These amounts were determined by union contract and the Partnership does not administer or control the funds.

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998

NOTE 9: COMMITMENTS AND CONTINGENCIES

   Leases: The Partnership leases certain facilities and equipment under both operating and capital leases. In addition, the Partnership has entered into agreements to obtain satellite channel capacity and subsidiary communication authorization rights for the transmission of programs to the Partnership's customers. Total rental expense under operating leases and rights agreements was approximately $7,751,000, $8,401,000 and $8,712,000 for the years ended December 31, 1996, 1997, and 1998, respectively.

   Future annual minimum lease payments under noncancellable operating leases as of December 31, 1998, are $7,451,000 in 1999, $7,080,000 in 2000, $3,019,000
in 2001, $1,963,000 in 2002, $1,459,000 in 2003 and $1,631,000 thereafter.

   Music licenses: In the ordinary course of the Partnership's business, the Partnership has agreements with various organizations for the rights to re-record and play music in public spaces. The expenses incurred under these agreements were approximately $3,578,000, $4,831,000 and $4,991,000 for the years ended December 31, 1996, 1997, and 1998, respectively.

   The Partnership's agreement with Business Music, Inc. (BMI) expired on December 31, 1993. The Partnership has entered into an interim fee structure with BMI and is in negotiations with BMI to establish an ongoing rate structure. The interim arrangement with BMI provides for continued payments at 1993 levels. BMI has indicated that they are seeking royalty rate increases and has asserted that this sought-after increase will be retroactive to January 1, 1994. If an agreement is not reached, BMI may seek to have the rates determined through a court proceeding. The ultimate outcome of the negotiations is not estimable as of December 31, 1998, and accordingly, no provision has been recorded in the financial statements.

   Taxes: During 1993, an assessment was made against the predecessor partnership (Seller) resulting from an audit performed by the Washington State Department of Revenue for sales and use, and business and occupation taxes paid for during the period from 1988 through September 1992. Under successor liability statutes in the State of Washington, the Partnership could, if the Seller fails to pay its tax obligation, become liable for the assessment outstanding against the Seller of approximately $1,700,000. This assessment is under appeal by the Seller. The Seller and certain of its affiliates have agreed to indemnify the Partnership for any liabilities in connection with such assessment. The Partnership's management does not believe that the assessment will have an adverse effect on the Partnership's financial condition or results of operations.

   Employment agreements: The Partnership has entered into employment agreements with several executive officers. Under two of these agreements, the officers will receive a bonus based upon the sales price of the Partnership (Note 14).

   Legal proceedings: The Partnership is subject to various legal proceedings that arise in the ordinary course of business. In the opinion of management, the outcome of these matters is not expected to have any material effect on the consolidated financial position or results of operations of the Partnership.

NOTE 10: ENSO AUDIO IMAGING CORPORATION

   On March 16, 1998, the Partnership established Enso Audio Imaging Corporation (EAIC Corp.), to provide Internet music samples to businesses. On July 10, 1998, EAIC Corp. consummated a recapitalization and capital financing agreement. Pursuant to the agreement, shares held by the Partnership were converted to 10,000,000 shares of Class B nonvoting common stock. Additionally, 73,500 shares of Series A voting

                  MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                 Years Ended December 31, 1996, 1997 and 1998

convertible mandatorily redeemable preferred stock of EAIC Corp. were issued to a related party investor for a total consideration of $3,415,000, net of costs. After January 5, 1999, but prior to April 15, 1999, 26,250 shares of Series B preferred stock could be purchased by the related party investor for $2,500,000. In the event that certain performance criteria is met by EAIC Corp., the related party investor is required to purchase these shares of Series B preferred stock. EAIC Corp. has not met this criteria as of December 31, 1998.

   The preferred stock has voting rights, certain liquidation features, and accrues dividends annually at a rate of 7%. The Series A preferred stock has a mandatory redemption requirement at the option of the holder, such that, at any time after June 30, 2005, the holder may redeem his interest at the greater of his original investment plus 10%, or at the fair value of the common stock as if the preferred stock interest were converted. The cumulative return per share as of December 31, 1998 was $2.24. The Series A preferred stock is convertible at the option of the holder into shares of Class A voting common stock as determined by dividing its preferential amount, which is the original purchase price of $48 divided by an internal rate of return, by the conversion price. The original conversion price of approximately $48 per share will be adjusted subsequently for any additional issuances of common stock at consideration per share less than the Class A conversion price.

   An affiliate of the Partnership was issued 10,000 shares of super voting Class C common stock which has voting rights equal to 1,000 votes per share and is convertible to an equal number of Class A voting common stock at the option of the holder. Further, both the Series A preferred stock and the Class C common stock are automatically convertible to Class A voting common stock under certain circumstances.

   On August 31, 1998, the Board of Directors of EAIC Corp. authorized a 100-to-one common stock split. All applicable share data has been retroactively adjusted for this stock split.

NOTE 11: REDEEMABLE PREFERRED INTERESTS

     The redeemable preferred interests is comprised of the following at December 31:

                                                    EAIC--Series A
                              Class C    Class C-1  Preferred Stock    Total
                            -----------  ---------- --------------- -----------
BALANCE, January 1, 1996..  $10,030,000  $5,692,000   $      --     $15,722,000
  Preferred return........      518,000     398,000          --         916,000
  Repurchase of Class C
   interests..............  (10,548,000)        --           --     (10,548,000)
                            -----------  ----------   ----------    -----------
BALANCE, December 31,
 1996.....................          --    6,090,000          --       6,090,000
  Preferred return........          --      400,000          --         400,000
                            -----------  ----------   ----------    -----------
BALANCE, December 31,
 1997.....................          --    6,490,000          --       6,490,000
  Interest in EAIC........          --          --     3,415,000      3,415,000
  Preferred return........          --      454,000      165,000        619,000
                            -----------  ----------   ----------    -----------
BALANCE, December 31,
 1998.....................  $       --   $6,944,000   $3,580,000    $10,524,000
                            ===========  ==========   ==========    ===========

   The Class C non-voting limited partner interests were repurchased by the Partnership in October 1996.

   The Class C-1 non-voting preferred partner interest does not participate in the Partnership's profits or losses. The Class C-1 limited partner is entitled to receive the amount of its initial contribution of $5,000,000, plus a return of 7%, compounded annually, through January 31, 2004, the date of redemption. The Class C-1 limited partner may become, at its option, a participating partner. Upon becoming a participating partner, the Class C-1 limited partner will forfeit any accrued portion of the return. If it has not previously become a

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998

participating partner, the Class C-1 limited partner is entitled to a preference in liquidation equal to its contribution plus accumulated return. The cumulative return per unit as of December 31, 1997 and 1998, was $1.05 and $1.37, respectively. At December 31, 1997 and 1998, the total number of units outstanding, on an if-converted basis, was 1,420,368.

   Unless the Class C-1 interest becomes a participating interest, a general partner may, at its sole discretion, require the Class C-1 limited partner to exchange its interest for a note equal to its then aggregate liquidation preference amount. If such exchange occurs prior to the time the Class C-1 limited partner has the opportunity to obtain participation status, the Class C-1 limited partner will also be issued an option to acquire the participating interest on substantially the same terms as if such exchange had not occurred.

   If the Class C-1 limited partner has not obtained participation status, or has not exchanged such units for notes, on or prior to January 31, 2004, the Partnership is required to redeem such units for an amount equal to the Class C-1 contribution plus accumulated return.

NOTE 12: PARTNERS' DEFICIT

   Partners' deficit is comprised of two general partners; Class A limited partners, Class B limited partners, and preferred limited partners' interests; Class A put/call units; Class B limited partner subscriptions receivable; and Class B partnership unit options.

   Class A put/call units: In connection with obtaining a fixed-rate subordinated note payable, the Partnership issued an option to purchase 1,529,898 units of Class A limited partnership interests to a lender for an aggregate exercise price of $10. These units are currently exercisable.

   Subscriptions receivable: Officers and key employees of the Partnership have acquired limited partnership interests, a portion of which was financed with subscription notes. As of December 31, 1997 and 1998, the Class B limited partners' capital accounts were reduced by subscription notes receivable. Interest income on the subscriptions receivable totalled $27,000, $22,000, and $94,000 for the years ended December 31, 1996, 1997, and 1998, and interest receivable on subscription notes receivable was $16,000 and $107,000, as of December 31, 1997 and 1998, respectively.

   Preferred limited partners' interests: The preferred limited partners' interests do not participate in the Partnership's profits or losses. Such limited partners are entitled to receive an 8% return, compounded quarterly, on the amount of their initial contribution and are generally entitled to a priority on distributions from the Partnership. At December 31, 1997 and 1998, the return was credited to the preferred limited partners. These limited partners are also entitled to a preference in liquidation equal to their initial contribution plus accumulated and unpaid return. Upon the occurrence of certain events, the Partnership may, at its option, redeem the units for an amount equal to the then aggregate liquidation preference amount. The units (and any accrued and unpaid return) may, at the option of the holder, be converted into units of Class B limited partnership interest at any time. Cumulative per unit return as of December 31, 1997 and 1998, was $0.48 and $0.68, respectively, and total aggregate return was $1,814,000 and $2,665,000, respectively.

   Other limited partners' interests: During 1997, the Partnership repurchased 1,250,000 Class B limited partnership units from eight members of former management at a unit price of $2.33 for a total repurchase amount of approximately $2,900,000. Seventeen new and existing members of management purchased 889,000 units at a per unit price of $2.33 for a total purchase price of approximately $2,100,000. The purchases were primarily financed by the Partnership through subscription notes from the new management members and bear

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998

an interest rate of 7% per annum. This repurchase of partnership units in exchange for subscription notes receivable is considered a noncash transaction for purposes of the consolidated statements of cash flows.

   Also during 1997, options to purchase 1,440,000 partnership units at prices ranging from $1.00 to $1.75 per unit were forfeited by the separated management members. Furthermore, 26,500 options to purchase partnership units at $1.00 per unit were granted to two former senior manager executives.

   In July 1998, the Partnership repurchased 100,000 Class B limited partnership units at a unit price of $2.15 for a total repurchase amount of $215,000 from a former member of management. The Partnership resold the units at a unit price of $2.33 to current members of management.

   Partnership unit options: Certain limited partners and key employees of the Partnership have the ability, under certain conditions, to exercise options to purchase units of Class B limited partnership interests (Class B Interests).

   Through October 1, 1996, the Partnership was authorized to grant 1,869,545 units of Class B Interests, as established in the 1996 option plan (1996 Option
Plan), which vested at a rate of 20% per year, based on specific performance standards. The options did not vest prior to October 1, 1996, as these performance standards were not met.

   Effective October 2, 1996, the Partnership amended the 1996 Option Plan (Amended and Restated Management Option Plan) to decrease the number of options the Partnership was authorized to grant to 1,840,000, and change the required performance standards, along with other changes. The options now vest according to the following schedule: 5% of the options vest on the first anniversary of the Partnership's Offering; 5% of the options vest on the second anniversary of the Partnership's Offering; the remaining 90% vests ratably at each calendar year end over a five-year period beginning January 1, 1997, and become exercisable if certain performance standards are met. These options expire on October 1, 2003.

   No compensation expense has been recorded for the options, which vest based on the anniversary of the Offering, as management's estimate of the market value was less than the exercise price at the date of the grant. Additionally no compensation expense has been recognized for the remaining performance-based options, as management, at this time, has deemed the probability of meeting the performance standards to be remote.

   Effective October 19, 1998, the Partnership granted 450,000 options, under a new 1998 option plan, to members of management to purchase Class B limited partnership units for $4.50 per unit. The options vest ratably over five years. These options expire October 19, 2008. Exercisability of these options is not based on performance standards. No compensation expense has been recorded for these options, as management's estimate of the market value was approximately equal to the exercise price at the date of the grant.

   Other options granted: On December 19, 1996, the Board of Directors granted a member of the Board of Directors options to purchase 30,000 Class B limited partnership units for $3.00 per unit. These options vest ratably over a five-year period and expire in September 2003. No material compensation expense has been recorded for these options, as management's estimate of the market value was less than the exercise price at the date of the grant.

   Effective May 10, 1997, and June 1, 1997, the Board of Directors granted two senior officers of the Partnership a total of 1,500,000 options to purchase Class B limited partnership units for $2.33 per unit. These options vest in equal amounts over a three-year period commencing from the grant date. Exercisability of 60%

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998

of these options is subject to certain performance standards being met. At December 31, 1998, it is probable the performance standards will be met. The Partnership has recognized approximately $202,000 and $1,993,000 in compensation expense for the years ended December 31, 1997 and 1998, respectively.

   In July 1997, the Board of Directors granted a member of the Board of Directors options to purchase 150,000 Class B limited partnership units for $2.33 per unit. These options vest ratably over a three-year period and expire in July 2002. Exercisability of 60% of these options is subject to certain performance standards being met. At December 31, 1998, it is probable the performance standards will be met. The Partnership has recognized $-0- and approximately $224,000 in compensation expense for the years ended December 31, 1997 and 1998, respectively.

                                                                       Weighted
                                                            Range of   average
                                               Number of    exercise   exercise
                                                options       price     price
                                               ----------  ----------- --------
Outstanding, January 1, 1996..................  1,834,545  $1.00--1.75  $1.12
  Options granted (weighted average fair value
   of $1.91)..................................     40,000         3.00   3.00
  Options forfeited...........................    (75,000)        1.00   1.00
                                               ----------  -----------  -----
Outstanding, December 31, 1996................  1,799,545   1.00--3.00   1.16
  Options granted (weighted average fair value
   of $.37)...................................  1,706,500   1.00--3.00   2.32
  Options forfeited........................... (1,440,000)  1.00--1.75   1.15
                                               ----------  -----------  -----
Outstanding, December 31, 1997................  2,066,045   1.00--3.00   2.09
  Options granted (weighted average fair value
   of $1.45)..................................    450,000         4.50   4.50
  Options forfeited...........................    (15,000)        1.00   1.00
                                               ----------  -----------  -----
Outstanding, December 31, 1998................  2,501,045   1.00--4.50  $2.56
                                               ==========  ===========  =====

Additional information regarding options outstanding as of December 31, 1998, is as follows:

                                Weighted
                                 average     Weighted                 Weighted
                               contractual   average                  average
    Exercise       Number         life       exercise     Number      exercise
     prices      outstanding     (years)      price     exercisable    price
   -----------   -----------   -----------   --------   -----------   --------
      $1.00         331,045        0.8        $1.00        33,105      $1.00
       2.33       1,650,000        5.4         2.33       220,000       2.33
       3.00          70,000        5.0         3.00         4,000       3.00
       4.50         450,000        9.8         4.50            --       4.50
   -----------    ---------        ---        -----       -------      -----
   $1.00--4.50    2,501,045        5.6        $2.56       257,105      $2.17
   ===========    =========        ===        =====       =======      =====

   Fair value stock-based compensation: The Partnership has calculated the pro forma net loss under SFAS No. 123 using a multiple option valuation approach and certain weighted-average assumptions deemed reasonable by management. These assumptions include a risk-free interest rate ranging from 4.5% to 4.6%, an expected life of two to five years, a partnership unit volatility of 0.0% and no partnership distributions over the expected life. Had compensation expense for the stock option plans been recognized under SFAS No. 123, the Partnership's net loss would have been adjusted to the pro forma amount for the years ended December 31 as follows (in thousands):

                                                              1997      1998
                                                            --------  --------
      Net loss as reported................................  $(13,435) $(11,989)
                                                            ========  ========
      Pro forma net loss under SFAS No. 123...............  $(13,599) $(12,225)
                                                            ========  ========

                   MUZAK LIMITED PARTNERSHIP AND SUBSIDIARIES

                  Years Ended December 31, 1996, 1997 and 1998

   Put options: A general partner and certain of the Class A limited partners can require the Partnership to purchase limited partnership units held by them at fair market value. However, such right may not be exercised if the purchase of units would have a material adverse effect on the Partnership or would be in contravention of any then-existing agreement to which the Partnership is a party. These partners have not elected to exercise their redemption rights as of December 31, 1998.

   Allocation of profits and losses: Losses are allocated among the general partners and Class A and B limited partners based upon the total of the interests held by each individual, including the put/call units under option, as a percentage of the total of all such interests.

NOTE 13: ENTERPRISE-WIDE INFORMATION

   Management organizes its business around its independent and owned affiliates. These operating segments have been aggregated as each segment has similar economic characteristics and the nature of the segments, its production processes, customers and distribution methods are similar. Information related to the Partnership's products and services revenue is summarized for the years ended December 31, as follows (in thousands):

                                                         1996    1997    1998
                                                        ------- ------- -------
Revenues:
  Broadcast music...................................... $42,242 $43,761 $47,916
  On-premise music.....................................   4,368   4,035   4,157
  Other broadcast services.............................   1,530   1,546   1,746
  Audio marketing......................................   2,480   3,248   4,418
  On-premise video.....................................   2,108   4,126   2,973
  In-store advertising.................................     717     949     745
  Internet music server................................      22     359   1,678
  Other................................................   1,118   1,327   2,323
                                                        ------- ------- -------
    Total music and other business services............  54,585  59,351  65,956
  Equipment............................................  21,873  21,026  22,021
  Installation, service, and repair....................  10,353  10,827  11,771
                                                        ------- ------- -------
    Total equipment and related services...............  32,226  31,853  33,792
                                                        ------- ------- -------
Total revenue.......................................... $86,811 $91,204 $99,748
                                                        ======= ======= =======

NOTE 14: SUBSEQUENT EVENTS

   On January 29, 1999, the Partnership entered into a definite merger agreement to be acquired by Audio Communications Network Holdings, LLC (ACN). Under the terms of the agreement, the Partnership will be merged into a subsidiary of ACN. The consummation of the merger, which is expected to close in March 1999, is subject to a number of conditions, including completion of ACN's financing for the transaction. Under the terms of the agreement, total consideration is approximately $245,000,000. The current partners will also retain a minor ownership interest in the merged entity. The accounts of EAIC Corp. are not contemplated to be part of the merger.

   In the event of change of control of the Partnership, all outstanding options to purchase partnership units will become immediately vested and exercisable unless the performance criteria is not considered to be achievable. Based upon the preliminary purchase price, the accelerated vesting of certain options will likely result in a significant charge to the statement of operations as performance criteria for these options is considered achievable.